Exhibit 21

                           Subsidiaries of the Company


Name:                                   State or Jurisdiction of Incorporation:
-----                                   ---------------------------------------
LipoGenics, Inc.                        Delaware

Bionutrics Health Products, Inc.        Delaware

InCon Technologies, Inc.                Delaware

InCon International, Ltd.               British Virgin Islands

Nutrition Technology Corporation        Nevada

Cosmedics, Inc.                         Delaware